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ADVANCE FUNDING for Medical Receivables... and so much more

                                                           FOR IMMEDIATE RELEASE

            MDWERKS, INC. ELECTS PAUL KUSHNER TO BOARD OF DIRECTORS

              SURETY INDUSTRY EXPERT WILL SERVE ON AUDIT COMMITTEE

DEERFIELD BEACH, FLA., JUNE 26, 2006 -MDwerks, Inc. (OTCBB:MDWK), a provider of innovative Web-based, electronic claims management and funding solutions for healthcare professionals, announced today Paul Kushner has been elected to the
Company's Board of Directors and will serve on the Audit Committee.

Mr. Kushner has been President and Owner of Asset Indemnity Brokerage Corp. an
insurance brokerage firm, from July 1, 1994 to the present. He started his career in the Surety industry in 1967 and has been world regional bond manager for American International Group (AIG) and special representative to Norway for the introduction of Surety bonds in the United States. In 1987, he was the New
York Manager of American International Group, Domestic and International
Operations.

Mr. Kushner said, "I'm very pleased to join the Board of MDwerks, whose one-stop solution for claims and financial management uniquely addresses the need of medical practitioners for greater cash-flow consistency and management efficiency. I believe it is a major breakthrough for healthcare providers and financial lenders alike. I look forward to helping to make this brand a leader in serving the financial needs of the healthcare industry."

Howard Katz, CEO, MDwerks, said, "We are delighted to welcome Mr. Kushner to our
Board. His substantial experience in the financial service industry will add independent insight and knowledge to our business of providing advance funding for medical receivables through a fully integrated system, from claims processing and operations administration to cash flow management and enhanced billing solutions over the Internet."

ABOUT MDWERKS, INC.

MDwerks, Inc., (OTCBB:MDWK), based in Deerfield Beach, Florida, provides healthcare professionals with automated electronic insurance claims management solutions and advance funding of medical claims, as submitted, through a revolving line of credit.

MDwerks(TM) solutions comprise an innovative Web-based, HIPAA-compliant system of comprehensive administrative and financial services designed for physician practices of all sizes and specialties whether in a single or multi-location operation. Financial lenders, healthcare payers and other related business, including mobile diagnostic companies, billing companies and clearinghouses, also benefit from MDwerks solutions. For more information about the Company, please visit www.mdwerks.com.

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CONTACTS:
---------

Vincent Colangelo                       Stanley Wunderlich                     Daniel Stepanek
Chief Financial Officer                 Chief Executive Officer                Media Relations
MDwerks, Inc.                           Consulting for Strategic Growth 1      Consulting for Strategic Growth 1
Tel: 954-389-8300                       Tel: 800-625-2236                      Tel: 212-896-1202
Fax: 954-427-5871                       Fax: 212-337-8089                      Fax: 212-697-0910
Email: management@mdwerks.com           Email: info@cfsg1.com                  Email: dstepanek@cfsg1.com
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Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products;
results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of MDwerks' Securities and Exchange Commission filings available at
http://www.sec.gov.
                Pursuant to a December 1, 2005 agreement, Consulting For
Strategic Growth 1, Ltd. ("CFSG1") provides MDwerks Inc. with consulting, business advisory, investor relations, public relations and corporate development services, for which CFSG1 receives a fixed monthly fee for the duration of the agreement. Independent of CFSG1's receipt of cash compensation from MDwerks, CFSG1 may choose to purchase the common stock of MDwerks and thereafter sell those shares at any time it deems appropriate to do so. For more information, go to www.cfsg1.com.